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                             INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholders
Sierra Rutile Services Limited:


We have audited the accompanying balance sheets of Sierra Rutile Services Limited as of December 31, 1995 and 1994, and the related profit and loss accounts for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Rutile Services Limited as of December 31, 1995 and 1994, and the results of its operations for the years then ended in conformity with generally accepted accounting principles in the United Kingdom.



/s/KPMG
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KPMG
CHARTERED ACCOUNTANTS                                        26 February 1996
REGISTERED AUDITORS                                          Reading, UK